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                                                EXHIBIT 24.2





             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 22, 1995, which appears on page 27 of the 1994 Annual Report to Shareholders of Waverly, Inc., which is incorporated by reference in Waverly's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 14 of such Annual Report on Form 10-K.


PRICE WATERHOUSE LLP

Baltimore, Maryland
August 8, 1995